Exhibit 99.2

BEACH BUSINESS BANK

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2011 AND 2010

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants	VALUE THE DIFFERENCE

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Shareholders of

Beach Business Bank

We have audited the accompanying statements of financial condition of Beach Business Bank as of December 31, 2011 and 2010, and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beach Business Bank as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California

March 22, 2012

25231 Paseo De Alicia, Suite 100  Laguna Hills, CA 92653  Tel: 949.768.0833  Fax: 949.768.8408  www.vtdcpa.com

FRESNO  •  LAGUNA HILLS  •  PALO ALTO  •  PLEASANTON   •  RANCHO CUCAMONGA  •  RIVERSIDE  •  SACRAMENTO

BEACH BUSINESS BANK

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Cash and Due from Banks	$4,904,010	$1,975,362
Interest-Bearing Deposits in Financial Institutions	23,289,307	10,425,738
Federal Funds Sold	5,755,000	27,160,000

TOTAL CASH AND CASH EQUIVALENTS	33,948,317	39,561,100

Time Deposits in Financial Institutions	6,214,238	7,334,368

Investment Securities Available for Sale	5,824,992	5,039,121

Loans Held for Sale	14,079,107	853,650

Loans:
Construction and Land Development	5,700,713	3,837,446
Real Estate - Other	139,235,889	139,693,329
Commercial	101,773,149	111,313,887
Consumer	245,421	228,237

TOTAL LOANS	246,955,172	255,072,899
Net Deferred Loan Fees	(459,138)	(189,834)
Allowance for Loan Losses	(5,941,560)	(5,941,989)

NET LOANS	240,554,474	248,941,076

Premises and Equipment	307,846	340,487
Federal Home Loan and Other Bank Stock, at Cost	1,447,846	1,252,947
Deferred Income Tax	495,000	171,000
Other Real Estate Owned (“OREO”)	—	161,854
Accrued Interest and Other Assets	2,255,511	4,126,634

TOTAL ASSETS	$305,127,331	$307,782,237

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2011 AND 2010

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2011	2010
Deposits:
Noninterest-Bearing Demand	$66,987,403	$62,740,333
Savings, NOW and Money Market Accounts	168,642,799	174,166,437
Time Deposits Under $100,000	7,762,409	19,558,140
Time Deposits $100,000 and Over	7,664,494	7,564,575

TOTAL DEPOSITS	251,057,105	264,029,485
Other Borrowings	13,500,000	3,753,828
Accrued Interest and Other Liabilities	5,493,222	3,815,205

TOTAL LIABILITIES	270,050,327	271,598,518

Commitments and Contingencies - Notes D and K	—	—

Shareholders’ Equity:
Preferred Stock - 10,000,000 Shares Authorized, No Par Value, Series A Shares Issued and Outstanding, 3,000 in 2011 and 6,000 in 2010 and Series B Shares Issued and Outstanding, 300 in 2011 and 2010	3,153,110	6,093,110

Common Stock - 30,000,000 Shares Authorized, No Par Value; Shares Issued and Outstanding, 4,046,733 in 2011 and 4,036,984 in 2010	37,821,835	37,779,845
Additional Paid-in Capital	1,341,400	1,245,400
Accumulated Deficit	(7,264,237)	(8,986,398)
Accumulated Other Comprehensive Income - Unrecognized Gain on Available-for-Sale Securities, Net of Taxes of $16,597 in 2011 and $0 in 2010	24,896	51,762

TOTAL SHAREHOLDERS’ EQUITY	35,077,004	36,183,719

TOTAL LIABILIITIES AND SHAREHOLDERS’ EQUITY	$305,127,331	$307,782,237

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
INTEREST INCOME
Interest and Fees on Loans	$14,953,415	$14,011,861
Interest on Interest-Bearing Deposits	106,340	174,491
Interest on Investment Securities	204,773	203,400
Interest on Federal Funds Sold	30,528	60,872

TOTAL INTEREST INCOME	15,295,056	14,450,624

INTEREST EXPENSE
Interest on Savings, NOW and Money Market Accounts	1,570,080	2,200,160
Interest on Time Deposits	795,932	1,183,074
Interest on Other Borrowings	128	156,992

TOTAL INTEREST EXPENSE	2,366,140	3,540,226

NET INTEREST INCOME	12,928,916	10,910,398

Provision for Loan Losses	1,494,000	2,394,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,434,916	8,516,398

NONINTEREST INCOME
Service Charges, Fees and Other	563,453	754,467
Loan Servicing	375,408	400,221
Gain on Sale of Loans	1,011,785	385,861
Recovery of Collection Expenses	143,627	279,140
Gain on Sale of OREO	2,106	329,445

	2,096,379	2,149,134

NONINTEREST EXPENSE
Salaries and Employee Benefits	6,968,955	5,670,252
Occupancy and Equipment Expenses	1,090,088	1,031,249
OREO Expense	11,064	43,305
Other Expenses	3,429,194	2,302,203

	11,499,301	9,047,009

INCOME BEFORE INCOME TAXES	2,031,994	1,618,523
Income Taxes	—	—

NET INCOME	2,031,994	1,618,523
Less Preferred Stock Dividends and Discount Accretion	(309,833)	(550,500)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,722,161	$1,068,023

NET INCOME PER SHARE - BASIC	$0.43	$0.26

NET INCOME PER SHARE - DILUTED	$0.42	$0.26

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

								Accumulated
		Preferred Stock		Common Stock				Other
	Comprehensive Income	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Comprehensive Income	Total
Balance at January 1, 2010		6,300	$6,033,110	4,036,984	$37,779,845	$1,123,000	$(10,054,421)	$51,288	$34,932,822

Stock-Based Compensation						122,400			122,400

Dividends Paid on Preferred Stock							(490,500)		(490,500)
Accretion on Preferred Stock			60,000				(60,000)		—

Comprehensive Income:
Net Income	$1,618,523						1,618,523		1,618,523
Unrealized Gain on Available-for-Sale Securities	474							474	474

Total Comprehensive Income	$1,618,997

Balance at December 31, 2010		6,300	6,093,110	4,036,984	37,779,845	1,245,400	(8,986,398)	51,762	36,183,719

Stock-Based Compensation						137,990			137,990

Dividends Paid on Preferred Stock							(249,833)		(249,833)
Accretion on Preferred Stock			60,000				(60,000)		—
Redemption of Preferred Stock		(3,000)	(3,000,000)						(3,000,000)

Issuance of Stock to Employees in Exchange for Services Rendered				9,749	41,990	(41,990)			—

Comprehensive Income:
Net Income	$2,031,994						2,031,994		2,031,994
Unrealized Loss on Available-for-Sale Securities	(26,866)							(26,866)	(26,866)

Total Comprehensive Income	$2,005,128

Balance at December 31, 2011		3,300	$3,153,110	4,046,733	$37,821,835	$1,341,400	$(7,264,237)	$24,896	$35,077,004

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
OPERATING ACTIVITIES
Net Income	$2,031,994	$1,618,523
Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Depreciation and Amortization	175,432	195,559
Stock-Based Compensation	137,990	122,400
Deferred Taxes	(341,000)	(1,000)
Provision for Loan Losses	1,494,000	2,394,000
Loans Originated for Sale	(11,865,159)	(6,084,517)
Proceeds from Sale of Loans	12,152,613	6,485,462
Gain on Sale of OREO	(2,106)	(329,445)
Gain on Sale of SBA Loans	(1,011,785)	(385,861)
Other Items	3,542,523	524,710

NET CASH FROM OPERATING ACTIVITIES	6,314,502	4,539,831

INVESTING ACTIVITIES
Net Change in Time Deposits in Other Banks	1,120,130	8,142,616
Purchase of Securities Available for Sale	(3,999,950)	—
Proceeds from Maturities of Securities Available for Sale	3,190,000	1,180,000
Net Change in Loans	(5,514,421)	(40,197,266)
Net Proceeds from the Sale of Other Real Estate Owned	88,188	656,195
Purchases of Federal Home Loan Bank and Other Bank Stock	(192,400)	(260,800)
Purchases of Premises and Equipment	(142,791)	(266,834)

NET CASH FROM INVESTING ACTIVITIES	(5,451,244)	(30,746,089)

FINANCING ACTIVITIES
Net Change in Demand Deposits and Savings Accounts	(1,276,568)	56,588,461
Net Decrease in Time Deposits	(11,695,812)	(4,641,991)
Net Change in Other Borrowings	9,746,172	(1,246,172)
Repayment of TARP Funds	(3,000,000)	—
Payment of Dividends on Preferred Stock	(249,833)	(490,500)

NET CASH FROM FINANCING ACTIVITIES	(6,476,041)	50,209,798

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(5,612,783)	24,003,540
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	39,561,100	15,557,560

CASH AND CASH EQUIVALENTS AT END OF YEAR	$33,948,317	$39,561,100

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$2,408,786	$3,554,407
Taxes Paid (Refunds)	$(1,355,860)	$355,398
Transfer of Loans to Other Real Estate Owned	$155,897	$991,926
Loans to Facilitate the Sale of Other Real Estate Owned	$250,000	$2,507,500
Loans Transferred to Held for Sale	$12,769,859	$—

The accompanying notes are an integral part of these financial statements.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Bank has been incorporated in the State of California and organized as a single operating segment that operates three branches in Manhattan Beach, Costa Mesa and Long Beach, California. The Bank’s primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through March 22, 2012, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Cash and Due From Banks

Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank was in compliance with its reserve requirements as of December 31, 2011.

The Bank maintains amounts due from banks, which may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Investment Securities - Continued

Investments not classified as trading securities nor as held-to-maturity securities are classified as available-for-sale securities and recorded at fair value. Unrealized gains or losses on available-for-sale securities are excluded from net income and reported as an amount net of taxes as a separate component of other comprehensive income included in shareholders’ equity. Premiums or discounts on held-to-maturity and available-for-sale securities are amortized or accreted into income using the interest method. Realized gains or losses on sales of held-to-maturity or available-for-sale securities are recorded using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows; OTTI related to credit loss, which must be recognized in the income statement and; OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses realized on the sales of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any servicing asset or liability. Gains and losses on sales of loans are included in noninterest income.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Loans - Continued

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days based on the contractual terms of the loan or when, in the opinion of management, there is reasonable doubt as to collectability. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Amounts are charged-off when available information confirms that specific loans or portions thereof, are uncollectible. This methodology for determining charge-offs is consistently applied to each portfolio segment.

The Bank determines a separate allowance for each portfolio segment. The allowance consists of specific and general reserves. Specific reserves relate to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired with measurement of impairment based on expected future cash flows discounted using the loan’s effective rate immediately prior to the restructuring.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance for Loan Losses - Continued

General reserves cover non-impaired loans and are based on management’s judgment using historical loss experience data for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s established loss factors. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include construction and land development, real estate - other, commercial and consumer loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Servicing Rights

Servicing rights are recognized separately when they are acquired through sale of loans. Servicing rights are initially recorded at fair value with the income statement effect recorded in gain on sale of loans. Fair value is based on a valuation model that calculates the present value of estimated future cash flows from the servicing assets. The valuation model uses assumptions that market participants would use in estimating cash flows from servicing assets, such as the cost to service, discount rates and prepayment speeds. The Bank compares the valuation model inputs and results to published industry data in order to validate the model results and assumptions. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Servicing Rights - Continued

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to the carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced. A valuation allowance is recorded where the fair value is below the carrying amount of the asset. If the Bank later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and changes in the discount rates.

Servicing fee income which is reported on the income statement as servicing income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal and recorded as income when earned. The amortization of servicing rights and changes in the valuation allowance are netted against loan servicing income.

Other Real Estate Owned

Real estate acquired by foreclosure or deed in lieu of foreclosure is recorded at fair value at the date of foreclosure, establishing a new cost basis by a charge to the allowance for loan losses, if necessary. Other real estate owned is carried at the lower of the Bank’s carrying value of the property or its fair value, less estimated costs of disposition. Fair value is based on current appraisals less estimated selling costs. Any subsequent write-downs are charged against operating expenses. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other operating expenses.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to seven years for furniture, equipment and computer equipment. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

Comprehensive Income

Changes in unrealized gain on available-for-sale securities is the only component of accumulated other comprehensive income for the Bank.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Deferred income taxes are computed using the asset and liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carryforwards depends on having sufficient taxable income of an appropriate character within the carryforward periods.

The Bank has adopted guidance issued by the Financial Accounting Standards Board (“FASB”) that clarifies the accounting for uncertainty in tax positions taken or expected to be taken on a tax return and provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit as described in Note K. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Federal Home Loan Bank (“FHLB”) Stock

The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income.

Stock-Based Compensation

The Bank recognizes the cost of employee services received in exchange for awards of stock options, or other equity instruments, based on the grant-date fair value of those awards. This cost is recognized over the period which an employee is required to provide services in exchange for the award, generally the vesting period.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value Measurement

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note M for more information and disclosures relating to the Bank’s fair value measurements.

Reclassification

Certain reclassifications have been made in the 2010 consolidated financial statements to conform to the presentation used in 2011. These classifications are of a normal recurring nature.

Adoption of New Accounting Standards

In July 2010, the Financial Accounting Standard Board (“FASB”) amended guidance to require significantly more information about the credit quality of the Bank’s loan portfolio. The Bank had previously included period-end related disclosures as required by the new amendment. Newly required activity related disclosures are effective for interim and annual reporting periods beginning after December 15, 2010 and are included in these financial statements.

In April 2011, the FASB amended existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring (“TDR”). The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance was effective for interim and annual reporting periods beginning after June 15, 2011 and is to be applied retrospectively to the beginning of the annual period of adoption. The new guidance did not have a significant impact on the Bank’s determination of whether a restructuring is a TDR.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Newly Issued But Not Yet Effective Standards

In May 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendment in this guidance will be effective for interim and annual reporting periods beginning after December 15, 2011. The amendment is not expected to significantly impact the Bank.

In September 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in two separate consecutive statements. This amendment will be effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this amendment will change the presentation of the components of comprehensive income for the Bank as part of the statement of shareholders’ equity.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE B - INVESTMENT SECURITIES

Debt and equity securities have been classified in the statements of condition according to management’s intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:

	Available-for-Sale:
December 31, 2011	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Government Agency Securities	$2,703,499	$41,493	$—	$2,744,992
State and Municipal Securities	3,080,000	—	—	3,080,000

	$5,783,499	$41,493	$—	$5,824,992

December 31, 2010
U.S. Government Agency Securities	$1,717,359	$51,762	$—	$1,769,121
State and Municipal Securities	3,270,000	—	—	3,270,000

	$4,987,359	$51,762	$—	$5,039,121

Investment securities carried at approximately $1,741,000 and $1,769,000 at December 31, 2011 and 2010, respectively, were pledged to secure public deposits and for other purposes as permitted or required by law.

The scheduled maturities of securities at December 31, 2011 were as follows:

	Available-for-Sale
	Amortized Cost	Fair Value
Due in One Years to Three Years	$1,703,499	$1,739,323
Due from Three Years to Five Years	1,000,000	1,005,669
Due after Ten Years	3,080,000	3,080,000

	$5,783,499	$5,824,992

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market area and, as a result, the Bank’s loan and collateral portfolios are, to some degree, concentrated in those industries.

The Bank also originated SBA loans and other governmental guaranteed loans which it periodically sells to governmental agencies and institutional investors. Revenues generated from the origination of loans guaranteed by the Small Business Administration under its various programs and sale of the guaranteed portions of those loans contribute to the Bank’s income. Funding for these SBA programs depends on annual appropriations by the U.S. Congress.

The Bank was servicing approximately $54,242,000 and $49,985,000 in SBA loans previously sold as of December 31, 2011 and 2010, respectively.

A summary of the changes in the allowance for loan losses as of December 31 follows:

	2011	2010

Beginning Balance	$5,941,989	$6,869,910
Additions to the Allowance Charged to Expense	1,494,000	2,394,000
Recoveries on Loans Charged Off	132,940	29,956

	7,568,929	9,293,866

Less Loans Charged Off	(1,627,369)	(3,351,877)

Ending Balance	$5,941,560	$5,941,989

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS

The following table presents the activity in the allowance for loan losses for the year 2011 and the recorded investment in loans and impairment method as of December 31, 2011 and 2010 by portfolio segment (dollars in thousands):

December 31, 2011	Construction and Land Development	Real Estate - Other	Commercial	Consumer	Total
Allowance for Loan Losses:
Beginning of Year	$91	$3,822	$1,890	$139	$5,942
Provisions	(17)	930	580	1	1,494
Charge-offs	—	(1,164)	(463)	—	(1,627)
Recoveries	—	45	88	—	133

End of Year	$74	$3,633	$2,095	$140	$5,942

Reserves:
Specific	$—	$62	$26	$—	$88
General	74	3,571	2,069	140	5,854

	$74	$3,633	$2,095	$140	$5,942

Loans Evaluated for Impairment:
Individually	$1,145	$1,457	$1,909	$—	$4,511
Collectively	4,556	137,779	99,864	245	242,444

	$5,701	$139,236	$101,773	$245	$246,955

December 31, 2010
Reserves:
Specific	$—	$130	$162	$—	$292
General	91	3,692	1,728	139	5,650

	$91	$3,822	$1,890	$139	$5,942

Loans Evaluated for Impairment:
Individually	$1,171	$8,198	$519	$—	$9,888
Collectively	2,666	131,496	110,795	228	245,185

	$3,837	$139,694	$111,314	$228	$255,073

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Pass - Loans classified as pass include loan not meeting the risk ratings defined below.

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired - A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement.

The risk category of loans by class of loans is as follows as of December 31 (dollars in thousands):

December 31, 2011	Pass	Special Mention	Substandard	Impaired	Total
Construction and Land Development	$4,556	$—	$—	$1,145	$5,701
Real Estate - Other
1-4 Family Residential	31,618	—	115	—	31,733
Commercial Real Estate and Other	102,690	312	3,044	1,457	107,503
Commercial	92,025	5,913	1,926	1,909	101,773
Consumer	245	—	—	—	245

	$231,134	$6,225	$5,085	$4,511	$246,955

December 31, 2010
Construction and Land Development	$2,666	$—	$—	$1,171	$3,837
Real Estate - Other
1-4 Family Residential	28,554	—	—	—	28,554
Commercial Real Estate and Other	95,954	—	6,988	8,198	111,140
Commercial	108,785	—	2,010	519	111,314
Consumer	228	—	—	—	228

	$236,187	$—	$8,998	$9,888	$255,073

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

Past due and nonaccrual loans were as follows as of December 31 (dollars in thousands):

December 31, 2011	Still Accruing
	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
Construction and Land Development	$—	$—	$—	$1,145
Real Estate - Other
1-4 Family Residential	—	—	—	—
Commercial Real Estate and Other	—	—	—	1,457
Commercial	—	—	—	418
Consumer	—	—	—	—

	$—	$—	$—	$3,020

December 31, 2010
Construction and Land Development	$—	$—	$—	$1,171
Real Estate - Other
1-4 Family Residential	—	—	—	—
Commercial Real Estate and Other	—	—	—	5,370
Commercial	9	—	—	208
Consumer	—	—	—	—

	$9	$—	$—	$6,749

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

Individually impaired loans were as follows as of December 31 (dollars in thousands):

December 31, 2011	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no Related Allowance Recorded
Construction and Land Development	$1,989	$1,145	$—	$1,151	$—
Real Estate - Other
1-4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	1,791	1,210	—	1,357	—
Commercial	1,979	1,779	—	2,305	24
With an Allowance Recorded
Construction and Land Development	—	—	—	—	—
Real Estate - Other
1-4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	264	247	62	266	—
Commercial	139	130	26	138	—
Consumer	—	—	—	—	—

	$6,162	$4,511	$88	$5,217	$24

December 31, 2010
With no Related Allowance Recorded
Construction and Land Development	$1,171	$1,171	$—	$1,180	$—
Real Estate - Other
1-4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	7,276	7,276	—	8,409	242
Commercial	172	172	—	180	7
Consumer	—	—	—	—	—
With an Allowance Recorded
Construction and Land Development	—	—	—	—	—
Real Estate - Other
1-4 Family Residential	—	—	—	—	—
Commercial Real Estate and Other	922	922	130	944	51
Commercial	347	347	162	384	20
Consumer	—	—	—	—	—

	$9,888	$9,888	$292	$11,097	$320

Interest income included above recognized on the cash basis amounted to zero in 2011 and 2010, respectively.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

The Bank has allocated approximately $88,000 and $193,000 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2011 and 2010. The Bank has committed to lend no additional amounts to customers with outstanding loans that are classified as troubled debt restructurings as of December 31, 2011 and 2010.

During the period ended December 31, 2011, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk or a temporary forbearance with regard to the payment of principal or interest.

There were no modifications involving a reduction of the stated interest rate of the loan or involving an extension of the maturity date. Modifications involving temporary forbearance of principal or interest were for periods ranging from three to six months.

The following table presents loans by class modified as troubled debt restructurings that occurred during the period ended December 31, 2011 (dollars in thousands):

December 31, 2011	Number of Loans	Pre- Modification Recorded Investment	Post- Modification Recorded Investment

Construction and Land Development		$—	$—
Real Estate - Other
1-4 Family Residential		—	—
Commercial Real Estate and Other	2	584	584
Commercial	5	1,547	1,547
Consumer		—	—

	7	$2,131	$2,131

The troubled debt restructurings described above did not increase the allowance for loan losses during the period ended December 31, 2011.

There were no loans that were modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the period ended December 31, 2011. A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE D - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31 follows:

	2011	2010
Leasehold Improvements	$268,834	$245,040
Furniture, Fixtures, and Equipment	731,282	690,524
Computer Equipment	529,718	451,479

	1,529,834	1,387,043
Less Accumulated Depreciation and Amortization	(1,221,988)	(1,046,556)

	$307,846	$340,487

The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

The Bank has entered into several leases for its branches, which expire at various dates through 2019. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses. Rental expense relating to these leases was approximately $455,000 and $411,000 for the years ended December 31, 2011 and 2010, respectively.

At December 31, 2011 the future lease rental payable under noncancellable operating lease commitments for the Bank’s branches and business loan centers were as follows:

2012	$419,853
2013	429,528
2014	439,496
2015	449,761
2016	362,828
Thereafter	658,778

Total	$2,760,244

The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE E - DEPOSITS

At December 31, 2011 the scheduled maturities of time deposits are as follows:

2012	$8,411,162
2013	4,531,313
2014	269,351
2015	957,411
2016	21,666
Thereafter	1,236,000

Total	$15,426,903

NOTE F - BORROWING ARRANGEMENTS

The Bank may borrow up to $18,200,000 overnight on an unsecured basis from three of its correspondent banks. As of December 31, 2011, no amounts were outstanding under these arrangements.

The Bank has borrowing capacity of $63.1 million from the Federal Reserve Bank discount window. The Bank has pledged loans of approximately $82.0 million as collateral for this line.

The Bank also has a borrowing arrangement with the Federal Home Loan Bank of San Francisco (“FHLBSF”) secured by various loans. As of December 31, 2011, the Bank has remaining borrowing capacity of $35.4 million after its existing advances with the FHLBSF and was collateralized by the loans of approximately $98.4 million. As of December 31, 2011, outstanding FHLBSF advances consisted of two advances totaling $13,500,000, due January 2012 with a weighted-average annual interest rate of 0.10%.

As of December 31, 2010, other borrowings consisted of SBA loans sold in the fourth quarter of 2010. Certain recourse provisions in SBA sales agreements at the time caused a delay in the recognition of the sale transaction under current accounting standards. Proceeds from SBA loan sales were recognized as a secured borrowing until the recourse provisions expire, which was typically three months after the settlement date. Upon expiration of the recourse provisions, the Bank recognized a gain on the sale and derecognized the loan receivable and the related secured borrowing. During February 2011, the recourse provisions were lifted; therefore, gains are now recognized upon loan settlement.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE G - OTHER EXPENSES

Other expenses as of December 31 are comprised of the following:

	2011	2010
Data Processing	$319,232	$268,707
Marketing and Business Promotion	373,072	210,374
Professional Fees	748,060	447,625
Office Expenses	369,081	331,496
Insurance	39,731	39,642
Director Fees and Expenses	193,643	184,345
Regulatory Expense	409,948	418,207
Collection Expenses	169,253	50,590
Merger Expenses	369,413	—
Other Expenses	437,761	351,217

	$3,429,194	$2,302,203

NOTE H - EARNINGS PER SHARE (“EPS”)

The following is a reconciliation of net income and shares outstanding to the income and number of shares used to compute EPS:

	2011		2010
	Income	Shares	Income	Shares

Net Income as Reported	$2,031,994		$1,618,523
Accretion of Preferred Stock	(60,000)		(60,000)
Dividends Paid on Preferred Stock	(249,833)		(490,500)
Weighted Average Shares Outstanding		4,045,157		4,036,484

Used in Basic EPS	1,722,161	4,045,157	1,068,023	4,036,484
Dilutive Effect of Outstanding:
Stock Options		6,042		—
Restricted Stock Grants		39,509		21,042

Used in Dilutive EPS	$1,722,161	4,090,708	$1,068,023	4,057,526

At December 31, 2011 and 2010, there were 455,500 and 551,300 stock options, respectively, that could potentially dilute earnings per share that were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE I - INCOME TAXES

The income tax expense for the years ended December 31, is comprised of the following:

	2011	2010
Current Taxes:
Federal	$123,320	$—
State	217,680	1,000

	341,000	1,000
Deferred	(341,000)	(1,000)

	$—	$—

Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition. The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying statements of financial condition at December 31:

	2011	2010
Deferred Tax Assets:
Allowance for Loan Losses Due to Tax Limitations	$1,586,000	$1,615,000
Stock-Based Compensation	110,000	110,000
Operating Loss Carryforwards and Tax Credits	573,000	1,517,000
Other	1,203,000	785,000

	3,472,000	4,027,000

Valuation Allowance	(2,384,000)	(3,282,000)

Deferred Tax Liabilities:
Depreciation Differences	(44,000)	(27,000)
Loan Fees	(418,000)	(448,000)
Unrealized Gain on Available-for-Sale Securities	(17,000)	—
Other	(114,000)	(99,000)

	(593,000)	(574,000)

Net Deferred Tax Assets	$495,000	$171,000

The Bank realized benefits from the use of net operating loss carryforwards in the amount of $944,000 during 2011.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE I - INCOME TAXES - Continued

The valuation allowance was established because the Bank has not reported earnings sufficient enough to support the full recognition of the deferred tax assets. The Bank has net operating loss carryforwards of approximately $8,013,000 for California franchise tax purposes. Net operating loss carryforwards, to the extent not used will expire in 2031.

The Bank is subject to federal and California franchise tax. Income tax returns for the years ended December 31, 2010, 2009 and 2008 are open to audit by the federal authorities and income tax returns for the years ended December 31, 2010, 2009, 2008 and 2007 are open to audit by California authorities. Unrecognized tax benefits are not expected to significantly increase or decrease within the next twelve months.

A comparison of the federal statutory income tax rates to the Bank’s effective income tax rates at December 31 follows:

	2011		2010
	Amount	Rate	Amount	Rate
Tax Expense at Statutory Rate	$691,000	34.0%	$550,000	34.0%
State Franchise Tax, Net of Federal Benefit	113,000	5.6%	53,000	3.3%
Stock-Based Compensation	33,000	1.6%	24,000	1.5%
Valuation Allowance	(898,000)	(44.2%)	(656,000)	(40.5%)
Other Items	61,000	3.0%	29,000	1.7%

	$—	—	$—	—

NOTE J - RELATED PARTY TRANSACTIONS

Deposits from certain directors, officers and their related interests with which they are associated held by the Bank at December 31, 2011 and 2010 amounted to approximately $4,924,000 and $7,097,000, respectively.

NOTE K - COMMITMENTS

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in the Bank’s financial statements.

The Bank’s exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE K - COMMITMENTS - Continued

As of December 31, 2011 and 2010, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:

	2011	2010
Commitments to Extend Credit	$44,391,000	$49,276,000
Letters of Credit	1,676,000	795,000

	$46,067,000	$50,071,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each client’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management’s credit evaluation of the customer. The majority of the Bank’s commitments to extend credit and standby letters of credit are secured by real estate.

In the normal course of business, the Bank is involved in various litigation. In the opinion of management, any disposition of such litigation will not have a material effect on the financial statements.

NOTE L - STOCK BASED COMPENSATION

The Bank’s 2003 Stock Plan was approved by its shareholders in May 2003. Under the terms of the 2003 Stock Plan, officers and key employees may be granted both nonqualified and incentive stock options and directors and other consultants, who are not also an officer or employee, may only be granted nonqualified stock options. The Plan provides for options to purchase 1,100,000 shares of common stock at a price not less than 100% of the fair market value of the stock on the date of grant. However, at the time of any grant of an option under this plan, the total number of shares that may be optioned and sold under the Plan, taking into consideration all previously issued option grants, shall be limited to no more than 15% of the total number of shares of stock issued and outstanding. Based on this limitation, the maximum number of shares which could have been granted as of December 31, 2011 was 607,010. Stock options expire no later than five to ten years from the date of the grant and generally vest over four years. The Plan provides for accelerated vesting if there is a change of control, as defined in the Plan. The Bank recognized stock-based compensation cost of $96,000 and $122,400 in 2011 and 2010, respectively. Tax benefits in 2011 and 2010 related to stock-based compensation were approximately $22,000 and $22,000, respectively.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE L - STOCK BASED COMPENSATION - Continued

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions presented below:

	2011	2010
Expected Volatility	32.80%	34.08%
Expected Term	6.3 Years	5.1 Years
Expected Dividends	None	None
Risk Free Rate	2.34%	1.79%
Grant Date Fair Value	$2.33	$1.74

Since the Bank has a limited amount of historical stock activity the expected volatility is based on the historical volatility of similar banks that have a longer trading history. The expected term represents the estimated average period of time that the options remain outstanding. Since the Bank does not have sufficient historical data on the exercise of stock options, the expected term is based on the “simplified” method that measures the expected term as the average of the vesting period and the contractual term. The risk free rate of return reflects the grant date interest rate offered for zero coupon U.S. Treasury bonds over the expected term of the options.

A summary of the status of the Bank’s stock option plan as of December 31, 2011 and changes during the year ending thereon is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at Beginning of Year	551,300	$9.12
Granted	21,300	$5.74
Exercised	—	$—
Forfeited	(63,000)	$12.58

Outstanding at End of Year	509,600	$8.55	6.1 Years	$—

Options Exercisable	377,175	$9.71	5.1 Years	$—

As of December 31, 2011, there was approximately $190,000 of total unrecognized stock-based compensation cost that will be recognized over a weighted-average period of 1.8 years.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE L - STOCK BASED COMPENSATION - Continued

The Bank grants restricted common stock in connection with its annual incentive programs. As of December 31, 2011, restricted stock of 60,109 shares will vest upon the repayment of the preferred stock or upon the U.S. Treasury no longer holding any of the preferred stock. As of December 31, 2011, restricted stock of 48,306 shares will vest over a three year period provided certain annual and net income goals are met. As of December 31, 2011, restricted stock of 4,700 shares will vest 20% per year for five years. The Bank recognized compensation costs of approximately $221,000 and $245,000 for 2011 and 2010, respectively. Tax benefits related to the restricted stock grants were approximately $91,000 and $100,000 for 2011 and 2010, respectively. A summary of the restricted stock activity during the year ended December 31, 2011, is presented below:

	Shares	Weighted- Average Grant-Date Fair Value

Nonvested at January 1, 2011	74,399	$4.17
New Stock Grants	50,071	$5.29
Shares Vested and Issued	(10,385)	$4.25
Shares Forfeited	(970)	$4.99

Nonvested at December 31, 2011	113,115	$4.65

NOTE M - FAIR VALUE MEASUREMENT

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available for sale are determined by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).

Collateral-Dependent Impaired Loans: The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants (Level 3).

Other Real Estate Owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned are measured at the lower of the carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a level 3 classification. In cases where the carrying amount exceeds the fair value, less cost to sell, an impairment loss is recognized.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE M - FAIR VALUE MEASUREMENT - Continued

The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2011 and 2010:

	Fair Value Measurements Using
December 31, 2011	Level 1	Level 2	Level 3	Total
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$5,825,000	$—	$5,825,000

Assets measured at fair value on anon-recurring basis
Collateral-Dependent Impaired Loans, Net of Specific Reserves
Commercial	$—	$—	$222,000	$222,000
Other Real Estate Owned	$—	$—	$—	$—

December 31, 2010
Assets measured at fair value on a recurring basis
Securities Available for Sale	$—	$5,039,000	$—	$5,039,000

Assets measured at fair value on anon-recurring basis
Collateral-Dependent Impaired Loans, Net of Specific Reserves
Real Estate - Other:
Commercial Real Estate	$—	$—	$2,250,000	$2,250,000
Commercial	$—	$—	$44,000	$44,000
Other Real Estate Owned	$—	$—	$162,000	$162,000

Collateral-dependent impaired loans, which are measured for impairment using the fair value of the collateral, had a carrying value of approximately $248,000 and $2,301,000, with specific reserves of approximately $26,000 and $7,000 as of December 31, 2011 and 2010, respectively.

Other real estate owned which is measured at the lower of carrying amount or fair value less costs to sell, had a carrying amount of approximately $162,000 at December 31, 2010 with no write downs during 2010.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding the current interest rate environment and future expected loss experience, economic conditions, cash flows and risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short-term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value. Short-term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks. The fair values of investment securities, including available for sale, are generally based on matrix pricing. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long-term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE N - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

The estimated fair value of financial instruments at December 31, 2011 and 2010 are summarized as follows (dollar amounts in thousands):

	2011		2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and Cash Equivalents	$33,948	$33,948	$39,561	$39,561
Time Deposits in Financial Institutions	6,214	6,214	7,334	7,334
Investment Securities	5,825	5,825	5,039	5,039
Loans Held for Sale	14,079	14,079	854	854
Loans, net	240,554	244,204	248,941	254,715
FHLB and Other Bank Stock	1,448	1,448	1,253	1,253
Accrued Interest Receivable	1,000	1,000	1,040	1,040

Financial Liabilities:
Deposits	$251,057	$251,686	$264,029	$264,029
Other Borrowings	13,500	13,500	3,754	3,754
Accrued Interest and Other Liabilities	5,493	5,493	3,815	3,815

NOTE O - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2011, that the Bank meets all capital adequacy requirements to which it is subject.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE O - REGULATORY MATTERS - Continued

As of December 31, 2011, the most recent notification from the FDIC categorized the Bank as well- capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank’s category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
As of December 31, 2011:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets)	$38,094	15.8%	$19,305	8.0%	$24,131	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$35,039	14.5%	$9,653	4.0%	$14,479	6.0%
Tier 1 Capital (to Average Assets)	$35,039	11.6%	$12,133	4.0%	$15,166	5.0%

As of December 31, 2010:
Total Capital (to Risk-Weighted Assets)	$39,450	15.0%	$21,085	8.0%	$26,356	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$36,121	13.7%	$10,542	4.0%	$15,813	6.0%
Tier 1 Capital (to Average Assets)	$36,121	11.8%	$12,246	4.0%	$15,308	5.0%

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distribution made by the Bank’s shareholders during the same period without the approval in advance of the Commissioner of California Department of Financial Institutions.

BEACH BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE P - PREFERRED STOCK

On January 30, 2009 in connection with the Troubled Assets Relief Program (“TARP”), the Bank received $6,000,000 from the U.S. Treasury in exchange for the issuance 6,000 shares of the Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A and a related warrant for 300 shares of the Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, which represents 5% of the Series A Preferred Stock. The aggregate redemption price of both Series A and Series B Preferred Stock is $6,300,000. The difference between the aggregate redemption price and net proceeds or $300,000 is being accreted against retained earnings over the estimated five-year life of the Preferred Stock reducing the reported income available for common shareholders.

Both Series A and Series B Preferred Stock qualify as Tier 1 capital. The Preferred Stock, Series A pays non-cumulative dividends at a rate of 5% per year for the first five years and 9% per year thereafter. The Preferred Stock, Series B pays non-cumulative dividends at a rate of 9% per year. The Series A Preferred Stock may be redeemed by the Bank after three years. The Series B Preferred Stock may be redeemed after all of the Series A Preferred Stock has been redeemed.

During 2011, the Bank redeemed 3,000 shares of Series A Preferred Stock for $3,000,000. In Mach 2012 the Bank redeemed 1,500 shares of Series A Preferred Stock for $1,500,000.

NOTE Q - PROPOSED MERGER

On August 31, 2011, the Bank and First PacTrust Bancorp, Inc. announced the signing of a definitive merger agreement (the “Agreement”) whereby Beach Business Bank will merge with and into a wholly owned subsidiary of First PacTrust Bancorp, Inc.

Under the terms of the Agreement, depending on specified criteria tied to the trading prices of First PacTrust, Inc. common shares prior to closing, Beach Business Bank shareholders will be entitled to receive either (1) $4.61 per share in cash plus an aggregate of approximately 1.362 million First PacTrust, Inc. common shares or (2) $9.12 per share in cash plus warrants exercisable for an aggregate of approximately 1.362 million First PacTrust, Inc. common shares at an exercise price of $14.00 per First PacTrus, Inc. share. The merger is subject to standard conditions, including approval of the bank regulatory agencies and shareholders of the Bank. On December 22, 2011, Beach Business Bank’s shareholders approved the merger. The transaction is expected to be completed in the second quarter of 2012.